CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement.

/s/    PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 14, 2012